Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Physicians Realty Trust 2015 Employee Stock Purchase Plan of our report dated March 12, 2015 with respect to the consolidated financial statements and schedule of Physicians Realty Trust included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

May 8, 2015